Exhibit 10.6

FORM OF MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is made and entered into this [ • ] day of [ • ], 2015, by and between Archrock Services, L.P., a Delaware limited partnership (“Contractor”), and Exterran Energy Solutions, L.P., a Delaware limited partnership (“Company”). Company and Contractor are hereafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are party to that certain Separation and Distribution Agreement, by and among Exterran Holdings, Inc. (to be renamed Archrock, Inc.), Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC, and Archrock Services, L.P., dated as of [ • ], 2015 (the “Separation and Distribution Agreement”);

WHEREAS, Contractor is engaged in certain business activities, including the contract operations and aftermarket services businesses in the United States;

WHEREAS, Company and its subsidiaries desire to employ Contractor from time to time to provide aftermarket services and/or the sale of parts, materials, supplies or other products offered by Contractor, as more specifically set forth in the applicable order for Work (as defined below); and

WHEREAS, Contractor is interested in performing Work for Company in accordance with this Agreement and in the scope of its usual aftermarket services business.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises, conditions, terms and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties mutually agree as set forth below:

1.                                      PURPOSE.

Contractor hereby agrees to provide to Company (or its subsidiaries), and Company agrees to purchase (or cause its subsidiaries to purchase) from Contractor, (i) the make-ready services set forth in Schedule I hereto (the “Make-Ready Services”), (ii) the commissioning and start-up services set forth in Schedule II hereto (the “Commissioning and Start-up Services”), (iii) the sale of parts, materials and/or products not included in the Make-Ready Services and the Commissioning and Start-up Services (the “Sale of Parts”) and (iv) the preservation services set forth in Schedule III hereto (the “Preservation Services” and, together with the Make-Ready Services and the Commissioning and Start-up Services, the “Work”), in each case in exchange for the compensation set forth in, and subject to the other terms of, this Agreement and the applicable Schedule.

2.                                      TERM OF THIS AGREEMENT.

A.                                    This Agreement shall become effective upon execution by both Parties.  Orders for Work issued pursuant to this Agreement shall become effective and binding upon Contractor upon the earlier to occur of (i) Contractor’s express written acceptance or (ii) Contractor’s provision of Work to Company.

B.                                    This Agreement and any associated orders for Work shall remain in full force and effect until terminated by either Party by giving the other Party thirty (30) days written notice of termination, provided, however, that Contractor shall not be entitled to terminate this Agreement and any associated orders for Work during any period when there are any ongoing Work order(s) that have not been fully completed or fulfilled by Contractor, unless: (i) Company is in material breach of this Agreement, (ii)

Contractor has provided ten (10) days written notice of such material breach to Company and (iii) Company fails to cure such material breach within ten (10) days of the receipt of Contractor’s notice.  In the event of termination of this Agreement or any associated order for Work:

(i)                                     neither Party shall be relieved of its respective obligations and liabilities arising from or incident to Work performed prior to the date of such termination or being performed under an order for Work not so terminated by the Parties.  Notwithstanding the foregoing, in no event shall Contractor be obligated to continue Work when it has reason to suspect that Company is unwilling or unable to pay;

(ii)                                  in addition to any amounts recoverable pursuant to Paragraph 3(D), Company shall pay all monies due for that part of Work performed prior to such termination, plus reasonable costs actually incurred or committed to by Contractor (such as costs which are not cancelable or recoverable or for specially engineered or manufactured equipment) and demobilization costs, if applicable.  Company shall pay all such amounts within forty-five (45) days of its receipt of Contractor’s invoice without abatement, reduction or set-off of any nature, including, without limitation, any abatement, reduction or set off thereof arising out of any present or future claim Company may have against Contractor; and

(iii)                               all rights and obligations hereunder or thereunder, as applicable, shall terminate, and neither Party shall have any further obligation or liability to the other Party hereunder or thereunder, as applicable, except for liabilities that accrue or are incurred prior to or upon termination and any other rights, obligations, or liabilities that expressly or logically survive termination of the Agreement or the applicable order for Work, including without limitation those with respect to payment, taxes, insurance, indemnification, waiver of consequential damages, warranty, limitations of liability and confidentiality.

3.                                      PAYMENT FOR SERVICES.

A.                                    The consideration to be paid by Company to Contractor for any Work performed pursuant to this Agreement shall be in accordance with the applicable Schedule relating to such Work attached hereto, or as otherwise mutually agreed between the Parties in writing.

B.                                    Contractor shall submit an invoice(s) to Company covering charges for Work performed, and, unless alternate payment terms are specified or approved in writing by Contractor’s credit department, Company shall pay each such invoice within forty-five (45) days of its receipt by Company.

C.                                    In the event Company disputes any invoice in whole or in part, Company shall notify Contractor of the dispute as soon as practicable, but in no event later than forty-five (45) days from receipt of such invoice, and shall pay the undisputed portion in accordance with Paragraph 3(B) above without abatement, reduction or set off of any nature, including, without limitation, any abatement, reduction or set off thereof arising out of any present or future claim Company may have against Contractor.  Company and Contractor shall promptly endeavor to settle and adjust any disputed amount forthwith.

D.                                    Any cancellation by Company of an order for Work after such order has been accepted by Contractor shall be subject to a restocking charge of fifteen (15%), plus any packing, transportation or other costs actually incurred.  Additionally, products specially built or manufactured to Company specifications, or orders for substantial quantities manufactured specially for Company, may only be canceled by Company subject to payment of a cancellation fee by Company.  Any return of products to Contractor shall be subject to Contractor’s approval and to such products being in the same condition as when they originally left Contractor’s facility for shipment to Company.

E.                                     Invoices remaining unpaid after forty-five (45) days shall accrue interest at a rate per annum equal to the Prime Rate plus one and one-half percent (1.5%) or the maximum rate permitted by law.  “Prime Rate” means the rate announced from time to time by Wells Fargo (or any successor thereto or other major money center or commercial bank agreed to by the parties hereto) at its New York, New York office as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on the date of determination. In the event invoices are given to an attorney, collection agency, or other collector for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Company shall pay to Contractor costs of collection, including reasonable attorney’s or collector’s fees and court costs, in addition to other amounts due.

F.                                      If Company’s internal procedures require that a purchase order be issued as a prerequisite to payment of any amounts due to Contractor, it shall timely issue such purchase order to Contractor.  Company agrees that the absence of a purchase order, other ordering document or administrative procedure may not be raised as a defense to avoid or impair the performance of any of Company’s obligations hereunder, including, without limitation, payment of amounts owed to Contractor.

4.                                      TAXES.

Company shall pay to Contractor, in addition to the prices provided for herein, any foreign or domestic duty, sales or use tax, manufacturer’s tax, occupation tax, excise tax, value-added tax, gross receipts, custom, inspection or testing fee, or any other fee, tax or charge (“Tax”) that Contractor may be required by any municipal (including, without limitation, special taxing authority), state, county, city, federal or foreign government law, rule, regulation or order to collect or pay with respect to the sale, transportation, storage, delivery, installation or use of the Work provided hereunder.  Notwithstanding the above, Contractor shall not collect, and Company shall not pay, any such Tax for which Company furnishes to Contractor an applicable and properly completed exemption certificate, resale certificate, direct payment permit certificate or for which Contractor may claim an available exemption from Tax, such as exemption for export.  Company shall be responsible for any Tax, penalty, and interest if such exemption certificate or direct payment permit certificate is later held by any proper authority to be invalid.  Further, Contractor shall not collect and Company shall not pay any Tax based on or measured by the net income or net worth of Contractor, or any employment related Tax of Contractor. In the event Contractor executes a waiver of the statute of limitations, which includes in whole or part the Work in this Agreement, in connection with an audit conducted by a proper Governmental Authority, the statute of limitations shall not apply to the obligation of Company to reimburse taxes, penalties and/or interest to Contractor under this section.

5.                                      CONTRACTOR’S WARRANTY.

A.                                    With respect to the Make-Ready Services, subject to the limitations provided in this Agreement, for a period of three (3) months from the date of startup or twelve (12) months from the date of shipment of parts, materials and/or products, whichever period expires first, Contractor warrants that the services shall be performed in a good and workmanlike manner and the parts, materials and/or products to be provided or refurbished pursuant to the provisions of this Agreement as part of the Make-Ready Services shall be free from defects in material and workmanship.  In the event that Contractor’s services, parts, materials and/or products fail to comply with the applicable foregoing standard (and in which case Company has provided prompt written notice prior to the expiration of the warranty period set forth herein), then as Company’s sole remedy for such non-conformance, Contractor shall, in its sole but reasonable discretion, (i) in the case of services, re-perform such non-conforming services; and (ii) in the case of parts, materials and/or products, repair or replace the non-conforming parts, materials, and/or products with the type originally furnished or, if no longer reasonably available, a reasonable substitute.  In the event that Contractor cannot, or chooses not to, satisfy (i) or (ii) above, (including for the reason that the equipment is now located outside of the United States), Contractor shall refund the fees paid with respect to the non-conforming services, parts, materials and/or products.  This warranty for Make-Ready Services shall not apply to normal maintenance work or lack of normal maintenance work, consumable maintenance parts or normal wear and tear.  Contractor’s obligation under this warranty shall not include any transportation charges, cost of removal or installation, cost of obtaining access to the non-conforming item, duty, taxes or charges whatsoever.

B.                                    With respect to Commissioning and Start-up Services, Sale of Parts and Preservation Services, subject to the limitations provided in this Agreement, for a period of ninety (90) days from the date of completion of services or delivery of parts, materials and/or products, Contractor warrants that the services, parts, materials and/or products to be provided pursuant to the provisions of this Agreement as part of the Commissioning and Start-up Services, Sale of Parts or Preservation Services shall conform to the specifications set forth in the relevant order for Work (provided, however, that in the case of Preservation Services, Contractor shall not be required to guarantee preservation of the equipment, unless otherwise specified in the relevant order for Work), and if not so specified, such services shall be performed in a good and workmanlike manner and the parts, materials and/or products shall be free from defects in material and workmanship.  In the event that Contractor’s services, parts, materials and/or products fail to comply with the applicable foregoing standard, then as Company’s sole remedy for such non-conformance, Contractor, in its sole but reasonable discretion (i) in the case of services, shall re-perform such non-conforming services,  or (ii) in the case of parts, materials and/or products, shall repair or replace such non-conforming parts, materials, and/or products with the type originally furnished or if no longer reasonably available, a reasonable substitute.  In the event that Contractor cannot, or chooses not to, satisfy (i) and/or (ii) as applicable, Contractor shall refund the fees paid with respect to the non-conforming services, parts, materials and/or products (but only to the extent (i) and/or (ii), as applicable, is brought to Contractor’s attention in writing by Company prior to the expiration of the warranty period set forth herein).

C.                                    NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, CONTRACTOR MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESSED, IMPLIED OR STATUTORY, AND DISCLAIMS ANY RESPONSIBILITY FOR ANY PARTS, MATERIALS, OR PRODUCTS SOLD HEREUNDER WHICH ARE NOT MANUFACTURED BY CONTRACTOR.  To the fullest extent permitted by law and by the manufacturers, Contractor shall assign to Company any assignable manufacturer’s warranty given to Contractor by the manufacturer(s) of said parts, materials and/or products but Contractor does not guarantee those warranties or in any way represent or warrant that any such manufacturer’s warranties are enforceable or effective to remedy any defect in those parts, materials or products. Claims under any manufacturer’s warranty shall be made by Company in accordance with the manufacturer’s requirements.  Contractor agrees to use all reasonable efforts and to cooperate with Company in processing any such claims.

D.                                    The warranties contained herein do not apply (i) to repairs or replacements required because of accident, misuse, neglect, failure to maintain in accordance with manufacturer specifications, or causes other than ordinary use,  (ii) to any portion of the Work modified by or on behalf of Company, (iii) where manufacturer serial numbers or warranty decals have been removed or altered, (iv) where Contractor performed as directed by Company, its agents or representatives and the warranty matter arises as a result of Contractor’s compliance with those directions, (v) where Company fails to follow the recommended operating and maintenance procedures of the original equipment manufacturer, (vi) where Company fails to maintain an industry-standard safety shutdown/alarm system, (vii) to normal wear and tear; (viii) to normal maintenance work or maintenance parts; (ix) costs of installation or other labor charges relating to warranty of parts; (x) to the overall operations of any systems in which the Work constitute a component; or (xi) duty, taxes or any other charges relating to the warranty.

E.                                     EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, CONTRACTOR DISCLAIMS ALL WARRANTIES ON THE WORK FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY AGAINST REDHIBITORY DEFECTS OR VICES. COMPANY ACKNOWLEDGES AND ACCEPTS THE EXPRESS WARRANTIES AS ITS SOLE REMEDY WITH RESPECT TO THE WORK.  IF ANY WARRANTIES ARE IMPLIED BY APPLICABLE LAW WITH RESPECT TO THE WORK AND CANNOT BE CONTRACTUALLY EXCLUDED, THE PARTIES AGREE THAT CONTRACTOR’S LIABILITY FOR A BREACH OF SUCH IMPLIED WARRANTY SHALL BE LIMITED TO, IN CONTRACTOR’S SOLE BUT REASONABLE DISCRETION, (i) IN THE CASE OF SERVICES, THE REPERFORMANCE OF SUCH SERVICES, OR (ii) IN THE CASE OF PARTS, MATERIALS AND/OR PRODUCTS, THE REPAIR OR REPLACEMENT OF SUCH PARTS, MATERIALS AND/OR PRODUCTS WITH THE TYPE ORIGINALLY FURNISHED OR, IF NO LONGER REASONABLY AVAILABLE, A REASONABLE SUBSTITUTE, OR (iii) IF CONTRACTOR SO ELECTS, A REFUND OF THE FEES PAID WITH RESPECT TO THE SUBJECT SERVICES, PARTS, MATERIALS AND/OR PRODUCTS, WHICH SHALL BE PAID WITHIN TEN (10) DAYS OF CONTRACTOR’S RECEIPT FROM COMPANY OF THE SUBJECT PARTS, MATERIALS AND/OR PRODUCTS OR WRITTEN DEMAND FOR A REFUND OF FEES PAID FOR THE SUBJECT SERVICES.  NOTWITHSTANDING THE FOREGOING, THE LIMITATION IN THE PRECEDING SENTENCE SHALL NOT APPLY TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE CONTRACTOR.  FOR AVOIDANCE OF DOUBT, GROSS NEGLIGENCE SHALL MEAN, WHEN VIEWED OBJECTIVELY, AN ACT OR OMISSION INVOLVING AN EXTREME DEGREE OF RISK WITH THE ACTOR ACTUALLY KNOWING THE GRAVE PERIL HE IS CREATING AND PROCEEDING NONETHELESS AND WILLFUL MISCONDUCT SHALL MEAN WHEN THERE IS A DESIGN, PURPOSE OR INTENT TO DO WRONG.

6.                                      LIABILITIES, RELEASES AND INDEMNIFICATION.

A.                                    For the purpose of this Agreement, the following definitions shall apply:

(i)                                     “Contractor Group” shall mean:  (a) Contractor, its parent, subsidiaries and affiliated or related companies, (b) its and their co-owners, partners, joint operators, joint venturers, if any, and their respective parents, subsidiaries and affiliated or related companies, and (c) the officers, directors, employees, and consultants of all of the foregoing.

(ii)                                  “Company Group” shall mean:  (a) Company, its parent, subsidiaries and affiliated or related companies, (b) its and their co-owners, partners, joint operators, customers, joint venturers, if any, and their respective parents, subsidiaries and affiliated or related companies, and (c) the officers, directors, employees, and consultants of all of the foregoing.

(iii)                               “Claims” shall mean all claims, demands, causes of action, liabilities, damages, judgments, fines, penalties, awards, losses, costs, expenses (including, without limitation, attorneys’ fees and costs of litigation) of any kind or character arising out of, or related to, the performance of or subject matter of this Agreement.

B.                                    Contractor shall release, indemnify, defend and hold Company Group harmless from and against any and all Claims brought by, through or derived from any member of Contractor Group or Contractor Group’s subcontractors or their employees with respect to loss, destruction or damage of the property of Contractor Group or Contractor Group’s subcontractors or their employees, or personal or bodily injury, sickness, disease or death, loss of services and/or wages, or loss of consortium or society of any member of Contractor Group or Contractor Group’s subcontractors or their employees.

C.                                    Company shall release, indemnify, defend and hold Contractor Group harmless from and against any and all Claims brought by, through or derived from any member of Company Group or Company Group’s other contractors and subcontractors or their respective employees with respect to loss, destruction or damage of the property of Company Group or Company Group’s other contractors and subcontractors or their respective employees or personal or bodily injury, sickness, disease or death, loss of services and/or wages, or loss of consortium or society of any member of Company Group or Company Group’s other contractors and subcontractors or their respective employees.

D.                                    Each Party covenants and agrees to support the mutual indemnity obligations contained in Paragraphs 6(B) and 6(C) above, by carrying insurance (or qualified self-insurance) of the types and in the amounts not less than those specified in Article 9 of this Agreement, for the benefit of the other Party.

E.                                     Notwithstanding anything contained in this Agreement to the contrary, and to the maximum extent permitted under law, Company shall release, indemnify, defend and hold Contractor Group harmless from and against any and all Claims resulting from:  (i) pollution or contamination of any kind (other than surface spillage of fuels or chemicals emanating from Contractor’s Equipment to the extent attributable solely to the negligence of Contractor Group) including, without limitation, the cost of control, removal and clean-up; and/or (ii) any hazardous substance, hazardous material, oil and constituents thereof, or hazardous waste regulated by any federal, state or local law or regulation.

F.                                      EXCEPT TO THE EXTENT STATED TO THE CONTRARY HEREIN, THE ASSUMPTIONS AND EXCLUSIONS OF LIABILITY, RELEASES AND INDEMNITIES SET FORTH IN THIS ARTICLE 6 SHALL APPLY TO ANY CLAIM(S) WITHOUT REGARD TO THE CAUSE(S) THEREOF, INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED),

ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR PARTY, INCLUDING, WITHOUT LIMITATION, THE INDEMNIFIED PARTY OR PARTIES AND THEIR RESPECTIVE GROUPS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY.

G.                                    WITH RESPECT TO THIS ARTICLE 6, BOTH PARTIES AGREE THAT THIS LANGUAGE COMPLIES WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT PROVISIONS REQUIRING ONE PARTY (THE INDEMNITOR) TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANOTHER PARTY (THE INDEMNITEE).

7.                                      WAIVER OF CONSEQUENTIAL DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM, ANY  INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSSES INCLUDING, WITHOUT LIMITATION, DAMAGES OR LOSSES FOR LOST PRODUCTION, LOST REVENUE, LOST PRODUCT, LOST PROFITS, LOST BUSINESS OR BUSINESS INTERRUPTIONS, WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR PARTY, INCLUDING, WITHOUT LIMITATION, THE INDEMNIFIED PARTY OR PARTIES AND ITS OR THEIR GROUPS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY.   THE PARTIES FURTHER AGREE THAT THE FORGOING RELEASE OF LIABILITY SHALL ALSO EXTEND TO EACH PARTY’S PARENT, SUBSIDIARY, AFFILIATED AND RELATED COMPANIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

8.                                      LIMITATION OF LIABILITY.

THE REMEDIES OF COMPANY SET FORTH HEREIN ARE EXCLUSIVE, AND EXCEPT IN THE CASE OF CONTRACTOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE TOTAL LIABILITY OF  CONTRACTOR AND THE MANUFACTURERS OF WORK WITH RESPECT TO THIS AGREEMENT AND WORK  FURNISHED HEREUNDER, AND IN CONNECTION WITH THE PERFORMANCE OR BREACH THEREOF, AND FROM THE MANUFACTURE, SALE, DELIVERY, INSTALLATION, REPAIR, REPLACEMENT OR TECHNICAL DIRECTION OR SERVICES COVERED BY OR FURNISHED UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, WARRANTY, TORT, NEGLIGENCE, INDEMNITY (OTHER THAN AS PROVIDED IN ARTICLE 6 OF THIS AGREEMENT), STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE OF THE WORK UPON WHICH SUCH LIABILITY IS BASED.

9.                                      INSURANCE.

A.                                    At any and all times during the term of this Agreement, unless otherwise prohibited by law, each Party shall, at its sole expense, equally carry with solvent and reputable insurance carriers, insurance of the types and in the minimum amounts set forth below, subject to policy terms, conditions and exclusions.  Any and all deductibles in the insurance policies described below shall be assumed by, for the account of and at the sole risk of the Party carrying such insurance.

(i)                                     Commercial General Liability Insurance, including, without limitation, contractual liability and products liability coverage, insuring the indemnity provisions set forth in this Agreement and subject to standard terms and conditions, affording minimum protection of not less than U.S. $1,000,000 per occurrence combined single limit bodily injury, personal injury, sickness or death and loss of or damage to property.

(ii)                                  Workers’ Compensation Insurance including, without limitation, statutory and occupational disease coverage required under applicable law, which may include the United States Longshoremen & Harborworkers Act, the Federal Employers Liability Act, the Jones Act and the Outer Continental Shelf Lands Act.

(iii)                               Employers’ Liability Insurance affording minimum protection of not less than U.S. $1,000,000 per occurrence of accident for bodily injury by accident, U.S. $1,000,000 per occurrence of employee bodily injury by disease, and U.S. $1,000,000 policy annual aggregate covering any employee of the named insured.

(iv)                              Automobile Liability Insurance covering owned, non-owned or hired vehicles affording minimum protection of not less than U.S. $1,000,000 per occurrence combined single limit bodily injury or death and loss of or damage to property.

(v)                                 Excess Liability Insurance over that required in Paragraphs (A)(i), A(iii) and A(iv) above with minimum limits of U.S. $4,000,000 and specifically including contractual liability.

B.                                    To the extent of the defense, indemnity and release obligations expressly assumed by the named insured Party hereunder, each such Party agrees that its insurance policies shall:  (i) be primary to the other Party’s insurance; (ii) name the other Party and its Group (as defined in Article 6) as additional insureds (except Workers’ Compensation), as applicable; and (iii) be endorsed to waive subrogation against the other Party and its Group.

C.                                    Each Party shall furnish certificates of insurance to the other Party evidencing the insurance required herein.

D.                                    The types and amounts of insurance required herein shall in no way limit either Party’s indemnity obligations as stated elsewhere in this Agreement.

10.                               INDEPENDENT CONTRACTOR.

It is expressly understood that Contractor is an independent contractor and that neither Contractor nor anyone employed by Contractor shall be deemed for any purpose under this Agreement to be an employee, agent, partner, servant or representative of Company.

11.                                  FORCE MAJEURE.

If either Party is rendered unable, wholly or in material part, by reason of Force Majeure to carry out any of its obligations hereunder, other than the obligations to release, defend, indemnify and pay money (including Contractor’s standby rate, if applicable), then upon such Party giving notice and particulars in writing to the other Party within a reasonable time after the occurrence of the cause relied upon, such obligations shall be suspended.  “Force Majeure” shall mean, with respect to a Party, an event beyond the control of such Party (or any person acting on its behalf), which by its nature could not have been reasonably foreseen by such Party (or such person) or, if it could have been reasonably foreseen, was unavoidable, and, subject to the foregoing definition includes, but is not limited to, acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution or transportation facilities. If a Force Majeure event exceeds thirty (30) days, then either Party may, upon five (5) days written notice to the other Party, cancel the Work under the applicable order for Work, subject to payment of termination fees as set forth in Paragraphs 2(B) or 3(D) (in the case of Company) or if the Parties agree to resume the Work, then Contractor shall have the right to renegotiate its prices to suit the then current economic and business conditions.

12.                               SEVERABILITY.

If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provisions to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

13.                               NOTICES.

All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Article 13):

If to Contractor, to:

Archrock Services, L.P.
16666 Northchase Dr.

Houston, Texas 77060
Attention: General Counsel

Fax: (281) 836-8060

If to Company, to:

Exterran Energy Solutions, L.P.
4444 Brittmoore Rd
Houston, Texas 77041
Attention: General Counsel

Fax: (281) 836-7953

Any Party may, by notice to the other Party, change the address and contract person to which any such notices are to be given. “Business Day” shall mean any day that is not a Saturday, Sunday or any other day on which banking institutions located in the State of Texas are required or authorized by law to be closed, in which such event the period runs until the end of the next Business Day.

14.                               ASSIGNABILITY.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Parties hereto.

15.                               GOVERNING LAW.

This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance and remedies.  Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in Article VI and Section 9.5 of the Separation and Distribution Agreement.

16.                               HEALTH, SAFETY AND ENVIRONMENTAL.

A.                                    Company shall provide clean, de-energized, properly isolated and if applicable, decontaminated equipment for the performance of the Work.  Company is responsible for charges related to Contractor’s standby time (in accordance with the pricing detailed in the written order for Work or, if not so detailed, in accordance with Contractor’s published price list in effect at the time and in the specific location where the Work is requested) while Contractor waits for equipment to be properly prepared.   Company shall provide Contractor with information regarding current hazards and specific procedures that may affect Contractor employees while on-site prior to Contractor conducting Work activities.

B.                                    In the event Company requires Contractor to complete specific and/or unique safety training other than regulatory or Contractor’s standard training requirements, Company shall be responsible for all charges related thereto.

C.                                    Contractor shall have the right to stop any Work due to unsafe conditions and practices by Company or third parties.  Company shall be responsible for charges related to such work stoppage.

D.                                    Contractor shall not be responsible for disposal of waste resulting from the Work, whether hazardous or otherwise; however, Contractor shall place waste in receptacles provided by Company for the purpose of disposal of any such waste.  If Company fails to timely provide such receptacles, Contractor shall have the right, but not the obligation, in Contractor’s sole but reasonable discretion, to (i) stop any Work until such receptacles are supplied, (ii) supply an alternative receptacle and/or (iii) dispose of the waste, all at Company’s risk and expense.

E.                                     Contractor shall be responsible for the case management of its own employees.   Contractor is solely responsible for determinations regarding OSHA recordability.

17.                               MISCELLANEOUS.

A.                                    This Agreement, and the exhibits, annexes and schedules hereto, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter other than those set forth or referred to herein.

B.                                    Neither execution of this Agreement, nor anything contained herein, shall (i) obligate Company to order Work from Contractor nor (ii) obligate Contractor to accept Work from Company.

C.                                    No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced.

D.                                    It is specifically understood that all Work shall be performed subject to all the terms and conditions of this Agreement, and, in the event that any additional or conflicting terms and conditions are set forth in Contractor’s or Company’s purchase orders, field work orders, work tickets, invoices, statements, or any other type of memoranda or other documents used by either Party, whether oral or written, such additional or conflicting terms and conditions are not made part of this Agreement and shall not apply with respect to the Work.  Each order for Work shall together with this Agreement, form an individual contract and the terms of such order for Work shall only be applicable with respect to describing (i) the scope of Work applicable to a particular item of Work and (ii) pricing, and shall not otherwise expand upon or modify the terms of this Agreement, including, without limitation, the warranties, indemnification or limitations of liability provisions contained herein.

E.                                     “Contractor” and “Company” as used in this Agreement shall include the heirs, executors, administrators, successors and/or permitted assigns of such Parties.  Except as otherwise provided elsewhere in this Agreement, nothing in this Agreement may be read or construed to entitle any person other than the Parties to assert any Claim under this Agreement.  If more than one Company entity executes this Agreement, or if a subsidiary or affiliate of Company is a party to an order for Work issued pursuant to this Agreement, each such Company, subsidiary or affiliate shall be jointly and severally liable for their obligations under this Agreement.

F.                                      Title and risk of loss or damage to any parts, materials and/or products sold under this Agreement shall pass to Company upon oral, electronic or other written tender of delivery F.O.B. manufacturer’s/supplier’s facility (for parts, materials and/or products not in Contractor’s inventory) or Ex Works Contractor’s relevant facility (for parts, materials and/or products in Contractor’s inventory) (INCOTERMS 2010) unless otherwise mutually agreed to in the applicable written order for Work.  Any delivery dates quoted are approximate and shall depend on prompt receipt by Contractor of all information necessary to proceed with the parts, materials and/or products immediately and without interruption.  If the Parties agree in writing to require Contractor’s delivery to Company’s premises or jobsite, the price quoted and delivery is conditional upon free ingress and egress to the location and upon the location being readily accessible.  Contractor reserves the right to make delivery in installments, provided that any delay with respect to any installment shall not affect any other installments. Any delivery of parts, materials and/or products that is delayed by causes within Company’s control or due to Company’s inability to accept delivery may be placed in storage by Contractor at Company’s risk, and Company shall be responsible for all freight, storage, insurance, and other expenses incurred thereby.  Company’s receipt of parts, materials and/or products from carrier shall constitute a waiver of any claim for damage or shortage of parts, materials and/or products.

G.                                    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

H.                                   Company acknowledges the considerable investment of time, effort and money expended by Contractor to train and maintain its employees who will perform Work for Company under this Agreement.  Company further acknowledges that the loss of said employees could materially negatively impact Contractor’s ability to perform the Work contracted by Company.  In consideration of these acknowledgements and of the Work performed by Contractor for Company, Company covenants and agrees that during the term of this Agreement and for a period of twelve (12) months after the termination or expiration of this Agreement, whichever terminates or expires last, (“Restricted Period”; a period of time that is mutually agreed upon by the Parties as being reasonable and appropriate given the subject, scope and circumstances of this Agreement), it will not directly or indirectly solicit, attempt to solicit or hire any Contractor employee who is currently employed by Contractor and is or has been directly involved in the performance of Work for Company within the immediate prior two years (“Key Personnel”), and/or seek to terminate his or her employment with Contractor and commence an employment, contracting or consulting relationship with Company; provided, that nothing in this Paragraph 17(H) shall prevent Company from hiring, contracting or consulting with Key Personnel that a Party has demonstrated is primarily hired, contracted or consulted with as a result of that Person’s affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation that does not specifically target any Key Personnel who was employed by Contractor.  The Parties understand, acknowledge and agree, however, that this provision does not supersede the individual legal obligation that any Key Personnel may have as a result of the terms of any valid and legally enforceable non-competition and/or non-solicitation agreements entered into with Contractor.  These agreements continue to be enforceable to the full extent allowed for in the respective jurisdiction(s), and no claim will be made by either Party that this section of this Agreement discharges the Key Personnel’s personal legal obligations.  The Parties agree that, because they anticipate it would be difficult to accurately measure Contractor’s damages in the event Company violates this Paragraph 17(H) and hires a Key Personnel, Company shall pay to Contractor liquidated damages consisting of three times (3X) the amount of all compensation paid or to be paid by Contractor to its Key

Personnel during the twelve (12) month period immediately preceding the violation by Company.  In the event that the foregoing liquidated damages provision is unenforceable for any reason, Contractor nevertheless shall be entitled to recover its actual damages resulting from the breach and to seek any other injunctive or equitable relief to which it may be entitled.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written and warrant, individually, that they have the full right, power and authority to enter into this Agreement on behalf of the respective Parties.

“Contractor”	“ Company”

ARCHROCK SERVICES, L.P.	EXTERRAN ENERGY SOLUTIONS, L. P.

By:	By:

Title:	Title: